Exhibit 4.2
CARDTRONICS, INC.,
as Issuer,
EACH OF THE GUARANTORS PARTY HERETO,
as Guarantors,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
FIRST SUPPLEMENTAL INDENTURE
dated as of August 26, 2010
to Senior Indenture
dated as of August 26, 2010
$200,000,000 8.250% Senior Subordinated Notes due 2018

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)(1)	709
	(a)(2)	709
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	703
		707
		709
311	(a)	710
	(b)	710
312	(a)	801
		802
	(b)	204; 802
	(c)	204; 802
313	(a)	803
	(b)	803
	(c)	803
	(d)	803
314	(a)	1103
	(a)(4)	201
		1104
	(b)	N.A.
	(c)(1)	205; 206
	(c)(2)	205; 206
	(c)(3)	N.A.
	(d)	N.A.
	(e)	205; 206
315	(a)	701; 702
	(b)	705
	(c)	701
	(d)	701
	(e)	611
316	(a)	201
316	(a)(1)(A)	602
		605
	(a)(1)(B)	604
	(a)(2)	N.A.
	(b)	607
	(c)	215
317	(a)(1)	608
	(a)(2)	609
	(b)	502; 610
318	(a)	202

N.A. means Not Applicable
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Supplemental Indenture.

Section 611. Undertaking for Costs	34
ARTICLE SEVEN THE TRUSTEE	35
Section 701. Duties of Trustee	35
Section 702. Certain Rights of Trustee	35
Section 703. Individual Rights of Trustee	36
Section 704. Trustee’s Disclaimer	36
Section 705. Notice of Defaults	36
Section 706. Compensation and Indemnity	36
Section 707. Replacement of Trustee	37
Section 708. Successor Trustee by Merger, Etc.	38
Section 709. Eligibility; Disqualification	38
Section 710. Preferential Collection of Claims Against Company	38
ARTICLE EIGHT HOLDERS’ LISTS AND REPORTS BY TRUSTEE	38
Section 801. Company to Furnish Trustee Names and Addresses of Holders	38
Section 802. Preservation of Information	38
Section 803. Reports by Trustee	39
ARTICLE NINE CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	39
Section 901. Company May Consolidate, Etc., Only on Certain Terms	39
Section 902. Guarantors May Consolidate, Etc., Only on Certain Terms	40
Section 903. Successor Substituted	40
ARTICLE TEN AMENDMENT; SUPPLEMENT AND WAIVER	40
Section 1001. Without Consent of Holders	40
Section 1002. With Consent of Holders	41
Section 1003. Compliance with Trust Indenture Act	42
Section 1004. Revocation and Effect of Consents	42
Section 1005. Notation on or Exchange of Notes	42
Section 1006. Trustee to Sign Amendments, Etc.	42
ARTICLE ELEVEN COVENANTS	43
Section 1101. Payment of Principal, Premium and Interest	43
Section 1102. Maintenance of Office or Agency	43
Section 1103. Reports	43
Section 1104. Compliance Certificate	44
Section 1105. Taxes	44
Section 1106. Stay, Extension and Usury Laws	44
Section 1107. Restricted Payments	45
Section 1108. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	47
Section 1109. Incurrence of Indebtedness	48
Section 1110. Asset Sales	50
Section 1111. Transactions with Affiliates	51
Section 1112. Liens	53
Section 1113. Business Activities	53
Section 1114. Offer to Repurchase upon a Change of Control	53
Section 1115. Limitation on Senior Subordinated Debt	54
Section 1116. Designation of Restricted and Unrestricted Subsidiaries	54
Section 1117. Payments for Consent	55
Section 1118. Guarantees	55
ARTICLE TWELVE REDEMPTION OF NOTES	56
Section 1201. Applicability of Article	56
Section 1202. Election to Redeem; Notice to Trustee	56
Section 1203. Optional Redemption	56
Section 1204. Selection by Trustee of Notes to Be Redeemed	56
Section 1205. Notice of Redemption	57
Section 1206. Deposit of Redemption Price	57
Section 1207. Notes Payable on Redemption Date	58
Section 1208. Notes Redeemed in Part	58
ARTICLE THIRTEEN SUBORDINATION OF NOTES	58

Section 1301. Agreement to Subordinate	58
Section 1302. Liquidation; Dissolution; Bankruptcy	58
Section 1303. Agreement to Subordinate	58
Section 1304. Acceleration of Securities	59
Section 1305. When Distribution Must Be Paid Over	59
Section 1306. Notice by the Company	60
Section 1307. Subrogation	60
Section 1308. Relative Rights	60
Section 1309. Subordination May Not Be Impaired by the Company	60
Section 1310. Distribution or Notice to Representative	60
Section 1311. Rights of Trustee and Paying Agent	61
Section 1312. Authorization to Effect Subordination	61
ARTICLE FOURTEEN NOTE GUARANTEES	62
Section 1401. Guarantee	62
Section 1402. Execution and Delivery of Notation of Note Guarantee	62
Section 1403. Limitation on Guarantors’ Liability	63
Section 1404. Release of Guarantors from Guarantee	63
ARTICLE FIFTEEN SUBORDINATION OF NOTE GUARANTEES	63
Section 1501. Agreement to Subordinate	63
Section 1502. Liquidation, Dissolution, Bankruptcy	64
Section 1503. Default on Designated Senior Debt of Guarantor	64
Section 1504. Demand for Payment	65
Section 1505. When Distribution Must Be Paid Over	65
Section 1506. Notice by the Guarantors	65
Section 1507. Subrogation	65
Section 1508. Relative Rights	65
Section 1509. Subordination May Not Be Impaired by Guarantor	66
Section 1510. Distribution or Notice to Representative	66
Section 1511. Rights of Trustee and Paying Agent	66
Section 1512. Authorization to Effect Subordination	67
Section 1513. Reliance by Holders of Senior Debt of Guarantors on Subordination Provisions	67
ARTICLE SIXTEEN DEFEASANCE AND COVENANT DEFEASANCE	67
Section 1601. Company’s Option to Effect Legal Defeasance or Covenant Defeasance	67
Section 1602. Legal Defeasance and Discharge	67
Section 1603. Covenant Defeasance	68
Section 1604. Conditions to Defeasance or Covenant Defeasance	68
Section 1605. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	69
Section 1606. Reinstatement	69
ANNEX A	A-1
ANNEX B	B-1
ANNEX C	C-1

     THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 26, 2010, is among Cardtronics, Inc., a Delaware corporation (the “Company”), having its principal office at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, the Guarantors (as hereinafter defined) listed on the signature pages hereto and Wells Fargo Bank, National Association, a nationally charted banking association, as trustee (herein called the “Trustee”) under the Indenture, dated as of August 26, 2010, among the Company, the Guarantors listed on the signature pages thereto and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, in respect of the Notes, the “Indenture”).
RECITALS OF THE COMPANY AND THE GUARANTORS
     The Company and the initial Guarantors have duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series, and the Note Guarantee by each of the Guarantors of the Securities, as the Base Indenture provides.
     Section 901(7) of the Base Indenture provides, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form or terms of any Security as permitted by Sections 201 and 301 of the Base Indenture.
     Pursuant to Sections 201 and 301 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a series of senior notes designated as 8.250% Senior Subordinated Notes due 2018 in an aggregate principal amount of $200,000,000 (the “Initial Notes”).
     From time to time subsequent to the Issue Date, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture.
     The Company and the Guarantors are members of the same consolidated group of companies. The Guarantors will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture.
     This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
     All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and all things necessary have been done to make the Guarantees thereof, when the Notes have been executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Guarantors. All things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Guarantors, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE
APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION OF THE INITIAL NOTES
Section 101.   Application of This Supplemental Indenture.
     Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 102 below, are expressly and solely for the benefit of the Holders of the Notes and the Guarantees and shall not apply to any other series of Securities that may be issued hereafter under the Base Indenture. The Notes constitute a series of Securities (as defined in the Base Indenture) as provided in Section 301 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.
Section 102.   Effect of Supplemental Indenture.
     With respect to the Notes (and any notation of Guarantee endorsed thereon) only, the Base Indenture shall be supplemented and amended pursuant to Section 901 thereof to establish the form and terms of the Notes (and any notation of Guarantee endorsed thereon) as set forth in this Supplemental Indenture, including as follows:
     (a) Definitions. The definitions and other provisions of general application set forth in Section 101 of the Base Indenture are deleted and replaced in their entirety by the provisions of Section 201 of this Supplemental Indenture;
     (b) Provisions of General Application and Security Forms. Sections 102 through 114 and Article Two of the Base Indenture are deleted and replaced in their entirety by the provisions of Articles Two and Three, respectively (other than Section 201 of this Supplemental Indenture), of this Supplemental Indenture;
     (c) The Notes. The provisions of Article Three of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Four of this Supplemental Indenture;
     (d) Satisfaction and Discharge. The provisions of Article Four of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Five of this Supplemental Indenture;
     (e) Remedies. The provisions of Article Five of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Six of this Supplemental Indenture;
     (f) The Trustee. The provisions of Article Six of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Seven of this Supplemental Indenture;
     (g) Holders’ Lists and Reports by Trustee. The provisions of Article Seven of the Base Indenture are deleted and replaced in their entirety by Article Eight of this Supplemental Indenture;
     (h) Consolidation, Merger, Conveyance, Transfer or Lease. The provisions of Article Eight of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Nine of this Supplemental Indenture;
     (i) Amendment; Supplement and Waiver. The provisions of Article Nine of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Ten of this Supplemental Indenture;
     (j) Covenants. The provisions of Article Ten of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Eleven of this Supplemental Indenture;
     (k) Redemption of Notes. The provisions of Article Eleven of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Twelve of this Supplemental Indenture;
     (l) Subordination of Notes. The provisions of Article Twelve of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Thirteen of this Supplemental Indenture;
     (m) Note Guarantees. The provisions of Article Thirteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Fourteen of this Supplemental Indenture;
     (n) Subordination of Note Guarantees. The provisions of Article Fourteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Fifteen of this Supplemental Indenture;
     (o) Defeasance and Covenant Defeasance. The provisions of Article Fifteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Sixteen of this Supplemental Indenture; and
     (p) Sinking Fund. The provisions of Article Sixteen of the Base Indenture are deleted in their entirety.
     To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (p) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and any notation of Note Guarantee endorsed thereon).
ARTICLE TWO
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 201.   Definitions.
     For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)	all other terms used herein which are defined in the TIA or the Securities Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)	unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and

(5)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and provided further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.
     “Affiliate Transaction” has the meaning specified in Section 1111.
     “Agent” means any Registrar or Paying Agent.
     “Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (A) the present value at such date of redemption of (i) the redemption price of such Note at September 1, 2014 (such redemption price as described in Section 1203) plus (ii) all remaining required interest payments due on such Note through September 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
     “Asset Sale” means:
(1)	the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of Section 1114 and/or Section 901; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).
     Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:
(1)	any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $2.0 million;

(2)	a transfer of assets or Equity Interests between or among the Company and its Restricted Subsidiaries;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6)	dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7)	a Restricted Payment that is permitted by Section 1107 and any Permitted Investments;

(8)	any sale or disposition of any property or equipment that has become damaged, worn out, or obsolete;

(9)	the licensing or sublicensing of intellectual property or other general intangibles;

(10)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(11)	the creation of a Lien not prohibited by the Indenture.
     “Asset Sale Offer” has the meaning specified in Section 1110.
     “Authentication Order” has the meaning specified in Section 403.
     “Bankruptcy Law” means title 11 of the United States Code or any similar federal or state law for the relief of debtors.
     “Base Indenture” has the meaning specified in the initial paragraph of this Supplemental Indenture.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficial Owners”, “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.
     “Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.
     “Business Day” means any day other than a Legal Holiday.
     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
(1)	in the case of a corporation, any corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
(1)	United States dollars, or in the case of a Foreign Subsidiary, such local currencies held by it in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s or Standard & Poor’s and in each case maturing within one year after the date of acquisition;

(6)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or any member state of the European Union in which the Company or any Subsidiary operates or anticipates operating within the next 12 months, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or Standard & Poor’s and having maturities of not more than six months from the date of acquisition;

(7)	in the case of any Restricted Subsidiary located in a country that is outside the United States and the European Union (in which the Company or its Restricted Subsidiary is operating or anticipates operating within the next 12 months), any substantially similar investment to the kinds described in clauses (1) through (6) of this definition obtained in the ordinary course of business and rated the lower of (i) at least P-1 by Moody’s or A-1 by Standard & Poor’s or the equivalent thereof and (ii) the highest ranking obtainable in the applicable jurisdiction; and
(8)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.
     “Change of Control” means the occurrence of any of the following:
(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (3), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity); or

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
     “Change of Control Offer” has the meaning specified in Section 1114.
     “Change of Control Payment” has the meaning specified in Section 1114.
     “Change of Control Payment Date” has the meaning specified in Section 1114.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; minus

(4)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;
in each case, on a consolidated basis and determined in accordance with GAAP.
     Solely for the purpose of determining the amount available for Restricted Payments under Section 1107, notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses and non-cash items of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company.
     “Consolidated Net Assets” of any Person means, as of any date, the amount which in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less current liabilities; provided that, for purposes of determining Consolidated Net Assets, the principal amount of any intercompany Indebtedness that would otherwise be included in the definition of “current liabilities” under GAAP, will not be so included to the extent that such intercompany Indebtedness is expressly subordinated by its terms to the Indebtedness evidenced by the Notes or the Note Guarantees, as applicable.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(1)	the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary thereof;

(2)	solely for the purpose of determining the amount available for Restricted Payments under Section 1107, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction has been waived: provided that the Net Income of such Restricted Subsidiary, to the extent so excluded from the Consolidated Net Income of the specified Person, will be restored and included in such Consolidated Net Income by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person by such Restricted Subsidiary in respect of such period;

(3)	the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4)	the cumulative effect of a change in accounting principles will be excluded;

(5)	the amortization or write off of fees and expenses incurred in connection with the acquisition or integration of a Permitted Business or assets used in a Permitted Business will be excluded;

(6)	any net after tax gain (or loss) realized upon the sale or other disposition of any assets of the Company, its Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any net after tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(7)	extraordinary gains or losses will be excluded;

(8)	any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees or the Company or any of its Restricted Subsidiaries will be excluded;

(9)	any unusual, nonoperating or nonrecurring gain, loss, charge or write-down of assets, including any nonrecurring charge relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with the early retirement of Indebtedness, will be excluded;

(10)	unrealized losses and gains from Hedging Obligations included in the determination of Consolidated Net Income, including those resulting from the application of the Financial Accounting Standards

Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded; and
(11)	unrealized losses resulting from foreign currency balance sheet adjustments required by GAAP will be excluded.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 203 or such other address as to which the Trustee may give notice to the Company.
     “Covenant Defeasance” has the meaning specified in Section 1603.
     “Credit Agreement” means that certain Credit Agreement, dated as of July 15, 2010, by and among the Company, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement, restructuring, increase, supplement or refinancing is with the same financial institutions or otherwise.
     “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), or commercial paper facilities, in each case with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
     “Custodian” means the Trustee, as custodian with respect to the Notes, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the DTC as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of the Indenture.
     “Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.
     “Designated Senior Debt” means:
(1)	any Indebtedness outstanding under the Credit Agreement; and

(2)	to the extent permitted under the Credit Agreement, any other Senior Debt permitted under the Indenture the amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Sections 1114 and 1107.
     “DTC” has the meaning specified in Section 405.
     “Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Subsidiary of the Company.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “European Union” means the European Union or any successor thereto as constituted on the date of determination.
     “Event of Default” has the meaning specified in Section 601.
     “Excess Proceeds” has the meaning specified in Section 1110.
     “Excess Proceeds Trigger Date” has the meaning specified in Section 1110.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (1) the Notes and (2) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.
     “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (a) an Officer of the Company if such price is less than $20.0 million and (b) otherwise by the Board of Directors of the Company. The Board of Directors’ determination of Fair Market Value must be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs and the expensing of any financing fees, but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries or on any series of Preferred Stock of any such Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the payor or to the Company or a Restricted Subsidiary of the Company, in each case, on a consolidated basis and in accordance with GAAP.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)	acquisitions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including in each case any related financing transactions (including repayment of Indebtedness), during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months to the extent such expense and cost reductions are permitted or required under Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the average rate in effect from the beginning of the applicable period to the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; and

(5)	if any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect in such calculation, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes;

(6)	any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(7)	any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(8)	interest income reasonably anticipated by such Person to be received during the applicable fourth quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.
     “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is incorporated or organized other than under the laws of the United States of America, any State thereof or the District of Columbia and that has 50% or more of its consolidated assets located outside the United States or any territory thereof.
     “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.
     “Global Note” means a Note that evidences all or part of the Notes and bears the legend set forth in

Section 302.
     “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.
     “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person. When used as a verb, “Guarantee” has a correlative meaning.
     “Guarantors” means:
(1)	each of the Subsidiaries of the Company executing the Indenture as initial Guarantors on the Issue Date; and

(2)	any other subsidiary that executes a supplement to the Indenture to Guarantee the Notes in accordance with the provisions of the Indenture;
and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.
     “Holder” means a Person in whose name a Note is registered.
     “Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Company that neither generated 5.0% or more of the consolidated gross revenues of the Company and its Subsidiaries for the most recently completed fiscal quarter nor held assets as of the end of such fiscal quarter that constituted 5.0% or more of all consolidated assets of the Company and its Subsidiaries.
     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	in respect of Capital Lease Obligations;

(5)	in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6)	representing Hedging Obligations;

(7)	representing Disqualified Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

(8)	in the case of a Restricted Subsidiary of such Person, representing Preferred Stock of such Restricted Subsidiary, valued at the greater of its voluntary or involuntary maximum fixed repurchase price.
     In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.
     The amount of any Indebtedness of a Person (other than its Disqualified Stock or Preferred Stock, which will be valued as indicated above) outstanding as of any date will be:
(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2)	in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” has the meaning specified in the initial paragraph of this Supplemental Indenture.
     “Interest Payment Date” has the meaning specified in Section 401.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
     If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company that is a Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company and a Guarantor, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
     “Issue Date” means the first date on which Notes are issued under the Indenture.
     “Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries owns any Equity Interests.
     “Legal Defeasance” has the meaning specified in Section 1602.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:
(1)	any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).
     “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:
(1)	the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, any severance costs and any relocation expenses incurred as a result thereof;

(2)	taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)	amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale;

(4)	any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

(5)	in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof; and

(6)	appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP;
provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.
     “nonpayment default” has the meaning specified in Section 1303(2).
     “Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     “Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company in the case of any certificate required by Section 314(a)(4) of the TIA, that meets the requirements of the Indenture.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.
     “Other Permitted Debt” means:
(1)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(2)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case, other than for an obligation for borrowed money);

(3)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to other letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or in the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(4)	the Incurrence by the Company of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(5)	any Indebtedness which has been defeased in accordance with GAAP; and

(6)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the amount so indemnified or otherwise Incurred does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition.
     “Paying Agent” has the meaning specified in Section 405.
     “Payment Blockage Notice” has the meaning specified in Section 1303(2).
     “Payment Default” has the meaning specified in Section 601(6)(A).
     “payment default on Designated Senior Debt” has the meaning specified in Section 1303(l).
     “Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus supplement) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto as determined by the Board of Directors of the Company.
     “Permitted Debt” has the meaning specified in Section 1109.
     “Permitted Investments” means:
(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1110 (or any item deemed not to be an Asset Sale pursuant to the definition thereof);

(5)	Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(6)	stock, obligations or securities received in satisfaction of judgments;

(7)	advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)	commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9)	Investments in any Person received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor;

(10)	Investments existing on the Issue Date;

(11)	endorsements of negotiable instruments and documents in the ordinary course of business;

(12)	acquisitions of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company;

(13)	Investments in the Notes;

(14)	Investments in a Joint Venture engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are outstanding on such date, not to exceed the greater of (a) $35.0 million or (b) 7.5% of the Company’s Consolidated Net Assets; and

(15)	Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are outstanding on such date, not to exceed the greater of (a) $15.0 million or (b) 3.0% of the Company’s Consolidated Net Assets.
     “Permitted Junior Securities” means:
(1)	Equity Interests in the Company or any Guarantor or any other business entity provided for by a plan of reorganization; and

(2)	debt securities of the Company or any Guarantor or any other business entity provided for by a plan of reorganization that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.
     “Permitted Liens” means:
(1)	Liens on the assets of the Company, any Guarantor or any Foreign Subsidiary securing Senior Debt that was permitted by the terms of the Indenture to be Incurred;
(2)	Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)	Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5)	Liens securing the Notes and the Note Guarantees;

(6)	Liens existing on the Issue Date;

(7)	Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8)	Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(9)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, bids, contracts (other than contracts for the payment of Indebtedness) or leases to which such Person is a party, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(10)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(11)	statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business;

(12)	prejudgment liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired;

(13)	Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes of which such properties are held by the Company or such Subsidiaries;

(14)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred or created (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred or created more than 180 days after the later of the date of acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; and

(15)	Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the

Company with respect to Indebtedness that does not exceed $7.5 million in aggregate principal amount at any one time outstanding.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)	the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date (or redemption date, if applicable) later than the final maturity date (or redemption date, if applicable) of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)	such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company; provided, however, that a Restricted Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness Incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.
     “Prospectus Supplement” means the final prospectus supplement dated as of August 12, 2010, and used in connection with the offering of the Notes issued on the Issue Date.
     “Rating Agency” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s, or both will not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as testified by a resolution of the Board of Directors of the Company), which agency will be substituted for Standard & Poor’s or Moody’s or both, as the case may be.
     “Registrar” has the meaning specified in Section 405.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 401.
     “Related Proceedings” has the meaning specified in Section 210.
     “Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

     “Representative” means the trustee, agent or representative (if any) for an issue of Senior Debt.
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Payments” has the meaning specified in Section 1107(A)(4).
     “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
     “Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Securities authenticated and delivered under the Base Indenture.
     “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
     “Senior Debt” of any Person means:
(1)	all Indebtedness of such Person outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, whether outstanding on the Issue Date or Incurred thereafter;

(2)	any other Indebtedness of such Person permitted to be Incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or is subordinated in right of payment to the Notes or any Note Guarantee; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).
Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt will not include:
(1)	any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor;

(2)	any Indebtedness of the Company or any Guarantor owed to the Company or any of its Subsidiaries or other Affiliates;

(3)	any trade payables;

(4)	the portion of any Indebtedness that is Incurred in violation of the Indenture, provided that a good faith determination by the Board of Directors of the Company evidenced by a Board Resolution, or a good faith determination by the Chief Financial Officer of the Company evidenced by an Officers’ Certificate, that any Indebtedness being Incurred under the Credit Agreement is permitted by the Indenture will be conclusive;

(5)	any Indebtedness of the Company or any Guarantor that, when Incurred, was without recourse to the Company or such Guarantor;

(6)	any repurchase, redemption or other obligation in respect of Disqualified Stock or Preferred Stock;

(7)	any Indebtedness owed to any employee of the Company or any of its Subsidiaries; or

(8)	the Company’s 9.250% Senior Subordinated Notes due 2013 still outstanding on the Issue Date, which shall rank on parity with the Notes.
     “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.
     “Specified Courts” has the meaning specified in Section 210.

     “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
(1)	any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
     “Supplemental Indenture” has the meaning set forth in the first paragraph of this instrument.
     “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to September 1, 2014; provided, however, that if the then remaining term of the Notes to September 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to September 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to the Notes.
     “Unrestricted Subsidiary” means (1) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 1116 and (2) any Subsidiary of an Unrestricted Subsidiary.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.
     “Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person of which all of the outstanding Equity Interests (other than directors’ qualifying shares mandated by applicable law) are owned by such Person or one or more of the other Wholly-Owned Subsidiaries of such Person or by such Person and one or more of its other Wholly-Owned Subsidiaries.

Section 202.	Trust Indenture Act Controls.
     If any provision of the Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 203.	Notices.
     Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Cardtronics, Inc.
3250 Briarpark Drive
Suite 400
Houston, Texas 77042
Facsimile: (832) 308-4728
Attention: J. Chris Brewster
with a copy to:
Vinson & Elkins LLP
First City Tower
1001 Fannin Street, Suite 2500
Houston, TX 77002
Facsimile: (713) 615-5651
Attention: Gillian Hobson
If to the Trustee:
Wells Fargo Bank, National Association
Corporate Trust Services
1445 Ross Avenue
2nd Floor
Dallas, TX 75202-2812
Facsimile: (214) 777-4086
Attention: Patrick T. Giordano
     The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 204.	Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 205.	Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company shall furnish to the Trustee:
(1)	an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 206) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied; and

(2)	an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 206) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 206.	Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:
(1)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 207.	Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 208.	No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 209.	Governing Law.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 210.	Consent to Jurisdiction.
     Any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 211.	No Adverse Interpretation of Other Agreements.
     The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 212.	Successors.
     All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors. All agreements of each Guarantor in the Indenture shall bind such Guarantor’s successors, except as otherwise provided in Section 1404.

Section 213.	Severability.
     In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 214.	Counterpart Originals.
     The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 215.	Acts of Holders.
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     Notwithstanding anything to the contrary contained in this Section, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 405.
     If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 801 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than eleven months after the record date.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 216.	Benefit of Indenture.
     Nothing in the Indenture, the Notes or the Note Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 217.	Table of Contents, Headings, Etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 218.	U.S.A. Patriot Act.
     The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 219.	Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE THREE
NOTE FORMS

Section 301.	Forms Generally.
     The Notes and the Trustee’s certificate of authentication shall be in substantially the respective forms set forth in Annex A hereto, and the notations of Guarantee shall be in substantially the form set forth in Annex B hereto. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.
     The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     The Initial Notes shall be issued initially in the form of a Global Note, which shall be deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the schedule attached to such Global Note or on other records of the Trustee, acting as custodian for the Depositary.

Section 302.	Form of Legend for Global Notes.
     Every Global Note authenticated and delivered under the Indenture shall bear a legend in substantially the following form:
THIS NOTE IS A NOTE SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR

PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
ARTICLE FOUR
THE NOTES

Section 401.	Title and Terms.
     The Notes shall be entitled the “8.250% Senior Subordinated Notes due 2018.” The Trustee shall authenticate the Notes to be authenticated and delivered under this Supplemental Indenture on the Issue Date in an aggregate amount equal to $200,000,000, upon delivery of an Authentication Order.
     The Notes will mature on September 1, 2018. Interest on the Notes will accrue at the rate of 8.250% per annum and will be payable semiannually in cash on each March 1 and September 1 (each being an “Interest Payment Date”), commencing on March 1, 2011 in the case of the Initial Notes, to the Persons who are registered Holders of Notes at the close of business on the February 15 and August 15 immediately preceding the applicable Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.
     The Notes shall be redeemable as provided in Article Twelve and subject to Defeasance and Covenant Defeasance as provided in Article Sixteen. The Notes shall have such other terms as are indicated in Annex A.
     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes shall rank on parity with the 9.250% Senior Subordinated Notes due 2013 that remain still outstanding on the Issue Date.

Section 402.	Denominations.
     The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 403.	Execution and Authentication.
     At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
     A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under the Indenture.
     The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited. The Company may, subject to Section 1109 and applicable law, issue Additional Notes under the Indenture. The Initial Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under the Indenture.
     At any time and from time to time after the execution of this Supplemental Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order. The

Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     Each Note shall be dated the date of its authentication.
     No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Annex A, signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 409, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.

Section 404.	Temporary Securities.
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes shall be entitled to all of the benefits of the Indenture.

Section 405.	Registration, Registration of Transfer and Exchange.
     The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder of the Notes. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
     The Company initially appoints The Depository Trust Company in New York, New York (“DTC”) to act as Depositary with respect to the Global Notes.
     Upon surrender for registration of transfer of any Note at the office of the Registrar, Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees that may be imposed by law or the Indenture in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 404, 1005, 1110, 1114 or 1208 not involving any transfer.
     If the Notes are to be redeemed in part, the Company shall not be required (A) to register the transfer of or exchange any Notes during a period of 15 days before a selection of Notes for redemption under Section 1204, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Notes:
(1)	Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of the Indenture.

(2)	Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless (A) such Depositary (i) has notified the Company that it is no longer willing or able to discharge its responsibilities properly as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company has not appointed a qualified successor within 90 days, (B) an Event of Default has occurred and is continuing and the Depositary has notified the Company and the Trustee of its desire to exchange such Global Note for Notes in certificated form or (C) subject to the Depositary’s rules, the Company, at its option, has elected to terminate the book-entry system through the Depositary.

(3)	Subject to clause (2) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(4)	Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 404, 406, 1005, 1110, 1114 or 1207 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

Section 406.	Mutilated, Destroyed, Lost and Stolen Notes.
     If any mutilated Note is surrendered to the Trustee or the Company or if the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 407.	Payment of Interest; Interest Rights Preserved.
     All payments on Notes shall be made at the office or agency of the Paying Agent or Registrar designated by the Company in the City and State of New York; provided that the Company may, at its option, pay interest on the Notes by check mailed to the Holders at their registered address as it appears in the Registrar’s books.
     The Company shall pay principal of, premium, if any, and interest on the Global Notes registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Notes.
     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.
     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 401. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
     Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 408.	Persons Deemed Owners.
     Prior to due presentment of a Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 407) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Guarantors, the Trustee nor any of their respective agents shall be affected by notice to the contrary.
     None of the Company, the Guarantors, the Trustee, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Beneficial Ownership interests of a Note or for maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests.

Section 409.	Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 410.	Computation of Interest.
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 411.	Global Securities.
     Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

ARTICLE FIVE
SATISFACTION AND DISCHARGE

Section 501.	Satisfaction and Discharge of Indenture.
     The Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
(1)	either:
(A)	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture with respect to the Notes; and

(4)	the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
     In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this Section 501, which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount that would then be required to be deposited to effect a satisfaction and discharge under this Article Five.
     After the conditions to satisfaction and discharge contained in this Article Five have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under the Indenture (except for those surviving obligations specified in Section 503).

Section 502.	Application of Trust Money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
     Subject to the provisions of the first paragraph of this Section 502, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 501 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 503.	Survival.
     In the event that the Company makes (or causes to be made) an irrevocable deposit with the Trustee for the benefit of the Holders pursuant to Section 501(1)(B) hereof, prior to the date of maturity or redemption, as the case may be, the following provisions of the Indenture shall survive until otherwise terminated or discharged hereunder:
(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust;

(2)	the Company’s obligations with respect to such Notes under Article Four and Section 1102 hereof;

(3)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4)	this Article Five.
ARTICLE SIX
REMEDIES

Section 601.	Events of Default.
     Each of the following is an Event of Default:
(1)	default for 30 days in the payment when due of interest on the Notes whether or not prohibited by Article Thirteen;

(2)	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes, whether or not prohibited by Article Thirteen;

(3)	failure by the Company or any of its Restricted Subsidiaries to consummate a purchase of the Notes when required by the provisions described under Section 1114 or Section 1110 or failure to comply with Section 901;

(4)	failure by the Company or any of its Restricted Subsidiaries for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with Section 1103;

(5)	failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(A)	is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(B)	results in the acceleration of such Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7)	failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)	the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:
(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	makes a general assignment for the benefit of its creditors;

(D)	generally is not paying its debts as they become due; and
(10)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)	is for relief against the Company, any Guarantor or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case; or

(B)	appoints a custodian of the Company, any Guarantor or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company, any Guarantor or any of its Restricted Subsidiaries that is a Significant Subsidiary (or Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(C)	orders the liquidation of the Company, any Guarantor or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary);
and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 602.	Acceleration.
     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default; provided, however, that so long as any Indebtedness permitted to be Incurred pursuant to the Credit Agreement is outstanding, that acceleration shall not be effective until the earlier of (1) an acceleration of

Indebtedness under the Credit Agreement; or (2) five Business Days after receipt by the Company and the administrative agent under the Credit Agreement of written notice of the acceleration of the Notes.
     In the event of a declaration or acceleration of the Notes because an Event of Default described in Section 601(6) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to Section 601(6) is remedied or cured by the Company or any of its Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
     At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Holders of a majority in principal amount of the Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (1) the Company or, if applicable, any Guarantor has paid or deposited with the Trustee a sum sufficient to pay
(A)	all overdue interest on all of the Notes,

(B)	the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

(C)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 604.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 603.	Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest with respect to the Notes or to enforce the performance of any provision of the Notes or the Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 604.	Waiver of Past Defaults.
     Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest, on, the Notes.
     The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights under the Indenture and the Notes, respectively. This Section 604 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from the Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 605.	Control by Majority.
     The Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 606.	Limitation on Suits.
     (a) A Holder may not pursue any remedy with respect to the Indenture or the Notes or the Note Guarantees unless:
(1)	the Holder gives the Trustee written notice of a continuing Event of Default;

(2)	the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
     (b) A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not actions or forbearances by a Holder would prejudice the rights of another Holder or result in a preference or priority over another Holder).

Section 607.	Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder.

Section 608.	Collection Suit by Trustee.
     If an Event of Default specified in Section 601(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 609.	Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 706. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 706 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 610.	Application of Money Collected.
     (a) If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
     FIRST: to the Trustee, its agents and attorneys for amounts due under Section 706, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
     THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.
     (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 610.

Section 611.	Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 611 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 607, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN
THE TRUSTEE

Section 701.	Duties of Trustee.
     Except to the extent, if any, provided otherwise in the TIA (as from time to time in effect):
(1)	If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)	Except during the continuance of an Event of Default:
(A)	the duties of the Trustee shall be determined solely by the express provisions of the Indenture and the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(B)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(3)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(A)	this paragraph does not limit the effect of paragraph (2) of this Section 701;

(B)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(C)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 605.
(4)	Whether or not therein expressly so provided, every provision of the Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 701.

(5)	No provision of the Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(6)	Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 702.	Certain Rights of Trustee.
     The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by the Indenture.
     Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 203, and such notice references the Notes and this Indenture.
     In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 703.	Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 709 and 710.

Section 704.	Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of the Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to the Indenture other than its certificate of authentication.

Section 705.	Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 706.	Compensation and Indemnity.
     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of the

Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under the Indenture, including the costs and expenses of enforcing the Indenture against the Company and the Guarantors (including this Section 706) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the failure to notify the Company impairs the Company’s ability to defend such claim. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent.
     The obligations of the Company and the Guarantors under this Section 706 shall survive the satisfaction and discharge of the Indenture and resignation of removal of the Trustee.
     To secure the Company’s payment obligations in this Section 706, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of the Indenture and resignation or removal of the Trustee.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 601(9) and (10) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 707.	Replacement of Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 707.
     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1)	the Trustee fails to comply with Section 709;

(2)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)	a custodian or public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 709, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 706. Notwithstanding replacement of the Trustee pursuant to this Section 707, the Company’s obligations under Section 706 shall continue for the benefit of the retiring Trustee.

Section 708.	Successor Trustee by Merger, Etc..
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 709.	Eligibility; Disqualification.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
     The Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 710.	Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to set off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.
ARTICLE EIGHT
HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 801.	Company to Furnish Trustee Names and Addresses of Holders.
     The Company shall furnish or cause to be furnished to the Trustee:
(1)	semi-annually, not later than each Interest Payment Date for the Notes in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the preceding Regular Record Date, and

(2)	at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 802.	Preservation of Information.
     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of

Holders contained in the most recent list furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.
     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

Section 803.	Reports by Trustee.
     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under the Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission, with the Company and with the Guarantors. The Company shall notify the Trustee when any Notes are listed on any stock exchange.
ARTICLE NINE
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 901.	Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or (2) sell, assign, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)	either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplement to the Indenture reasonably satisfactory to the Trustee;

(2)	immediately after giving effect to such transaction no Default or Event of Default exists;

(3)	immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1109 or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction;

(4)	unless the Company is the surviving Person in such transaction, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have by a supplement to the Indenture reasonably satisfactory to the Trustee confirmed that its Note Guarantee will apply to the obligations of the successor to the Company under the Notes and the Indenture; and

(5)	the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and any such supplement to the Indenture comply with this covenant and that all conditions precedent provided for in this covenant relating to such transaction have been complied with.
     Section 901(3) does not apply to any merger, consolidation or sale, assignment, transfer, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Section 902.	Guarantors May Consolidate, Etc., Only on Certain Terms.
     A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:
(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:
(A)	the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

(B)	such sale or other disposition or consolidation or merger complies with Section 1110.
     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 903.	Successor Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 901, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease or other disposition, the provisions of the Indenture referring to the “Company” will refer instead to the successor and not to the Company), and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and the Company, unless the Company is the surviving Person in such transaction and except in the case of a lease, will be released from any further obligations under the Notes or Indenture.
ARTICLE TEN
AMENDMENT; SUPPLEMENT AND WAIVER

Section 1001.	Without Consent of Holders.
     Notwithstanding Section 1002, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:
(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s properties or assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, including the addition of any new Note Guarantee; provided, however, that any change to conform the Indenture to any provision of the Section of the Prospectus Supplement entitled “Description of Notes” shall not be deemed to materially adversely affect such legal rights;
(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(6)	to comply with Sections 902, 1118 and 1404, including to reflect the release of a Note Guarantee in accordance with the Indenture;

(7)	to secure the Notes and/or the Note Guarantees;

(8)	to evidence and provide for the acceptance of appointment by a successor Trustee; or

(9)	to provide for the issuance of Additional Notes in accordance with the Indenture.
     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee of any documents requested under the second paragraph of Section 702, the Trustee shall join with the Company and the Guarantors in the execution of any amendment or supplement authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amendment or supplement adversely affects the Trustee’s own rights, duties, liabilities or immunities under the Indenture or otherwise in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

Section 1002.	With Consent of Holders.
     Except as otherwise provided in this Section 1002, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture and the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendment, supplement or waiver. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such amendment, supplement or waiver, whether or not such Holders remain Holders after such record date.
     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any amendment, supplement or waiver, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in the second paragraph of Section 702, the Trustee shall join with the Company and the Guarantors in the execution of such amendment, supplement or waiver, unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties, liabilities or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.
     It shall not be necessary for the consent of the Holders of Notes under this Section 1002 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 604 and 607, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of the Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 1002 may not (with respect to any Notes held by a non-consenting Holder):
(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption or repurchase of the Notes (other than any provision with respect to Sections 1110 or 1114);

(3)	reduce the rate of, or change the time for payment of, interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than U.S. dollars;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9)	except as otherwise permitted under Sections 901, 902, 1118 or 1404, consent to the assignment or transfer by the Company or any Guarantor of any of its rights or obligations under the Indenture; or

(10)	make any change in the preceding amendment, supplement and waiver provisions.
     Without the consent of the Holders of at least 75% of the principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an amendment or waiver may not amend or modify any of the provisions of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Note Guarantee in any manner adverse to the holders of the Notes or any Note Guarantee.

Section 1003.	Compliance with Trust Indenture Act.
     Every amendment or supplement to the Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 1004.	Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 1005.	Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 1006.	Trustee to Sign Amendments, Etc.
     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Ten if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign any amendment, supplement or waiver until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 701) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by the Indenture.
ARTICLE ELEVEN
COVENANTS

Section 1101.	Payment of Principal, Premium and Interest.
     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1102.	Maintenance of Office or Agency.
     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 405.

Section 1103.	Reports.
     The Company shall furnish to the Trustee and, upon request, to the Holders a copy of all of the information and reports referred to in clauses (1) and (2) below, if such information and reports are not filed electronically with the Commission, within the time periods specified in the Commission’s rules and regulations:
(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     Whether or not required by the Commission, the Company shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company shall not take any action for the purpose of causing the Commission not to accept any such filings. If the Commission will not accept the Company’s filings for any reason, the Company shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.
     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries or if any of the Company’s Subsidiaries are not Guarantors, then the Company shall include a reasonably detailed discussion of the financial condition and results of operations of such Unrestricted Subsidiary, or if more than one, of such Unrestricted Subsidiaries, taken as a whole and of such non-Guarantor Subsidiaries taken as a whole, separately in each case, in the section of the Company’s quarterly and annual financial information required by this covenant under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and further, in the case of the non-Guarantor Subsidiaries, also include a presentation of the financial condition and results of operations of such non-Guarantor Subsidiaries on the face of the financial statements or in the footnotes thereto, separate from the financial condition and results of operations of the Company and the Guarantors.
     Delivery of such information and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 1104.	Compliance Certificate.
     The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under the Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors are taking or propose to take with respect thereto.
     The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company and the Guarantors are taking or propose to take with respect thereto.

Section 1105.	Taxes.
     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 1106. Stay, Extension and Usury Laws.
     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 1107.	Restricted Payments.
     (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)	declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable (x) in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company, or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”);
unless, at the time of and after giving effect to such Restricted Payment:
(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1109; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (3), (4), (5), (6) and (8) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:
(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter during which the Issue Date falls to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company, plus

(c)	with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after the Issue Date, plus
(d)	the amount by which Indebtedness of the Company is reduced on the Company’s most recent quarterly balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of any other property (other than such Capital Stock) distributed by the Company upon such conversion or exchange) plus the amount of any cash received by the Company upon such conversion or exchange; provided, however, that such amount may not exceed the net proceeds received by the Company or any of its Restricted Subsidiaries from the Incurrence of such Indebtedness (excluding net proceeds from the sale or issuance of such Indebtedness to a Subsidiary of the Company or an employee ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees), plus

(e)	$75.0 million.
     (B) The preceding provisions will not prohibit, so long as, in the case of clauses (7) and (9) below, no Default has occurred and is continuing or would be caused thereby:
(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)	the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Common Stock on a pro rata basis;

(3)	the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness or Disqualified Stock of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the Equity Interests (other than Disqualified Stock) of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded from clause (3)(b) of the preceding paragraph (A);

(4)	the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness subordinated to the Notes or the Note Guarantees in exchange for, or with the net cash proceeds from an Incurrence of, Permitted Refinancing Indebtedness;

(5)	the purchase of Capital Stock deemed to occur (x) upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof, or (y) in lieu of payment of withholding taxes in connection with any exercise of options or warrants to acquire such Capital Stock;

(6)	the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any current or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to the terms of any director or employee equity subscription agreement, equity option agreement or other director or employee benefit plan entered into in the ordinary course of business; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests in a calendar year does not exceed $5.0 million (with unused amounts in any calendar year after the Issue Date of up to $5.0 million being carried over to the next succeeding calendar year);

(7)	payments of dividends on Disqualified Stock permitted to be issued under Section 1109;

(8)	cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the

Company; and
(9)	other Restricted Payments in an aggregate amount not to exceed $20.0 million since the Issue Date.
     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment (excluding Restricted Payments permitted by clauses (3), (4), (5), (6) and (8) of the next preceding paragraph (B)), the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1107 were computed.

Section 1108.	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)	pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     However, the preceding restrictions will not apply to encumbrances or restrictions:
(1)	existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2)	set forth in the Indenture, the Notes and the Note Guarantees;

(3)	existing under, by reason of or with respect to applicable law;

(4)	with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)	in the case of clause (3) of the first paragraph of this Section 1108:
(a)	restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(b)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture;

(c)	arising or existing by reason of construction loans or purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations, in each case to the extent permitted under the Indenture;
(d)	restricting in a customary manner the transfer of intellectual property in connection with licenses of such intellectual property in the ordinary course of business;

(e)	existing under or by reason of provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements and other similar agreements, in each case to the extent permitted under the Indenture, so long as any such encumbrances or restrictions are not applicable to any Person (to its property or assets) other than such Joint Venture or a Subsidiary thereof; or

(f)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;
(6)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property or assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)	on cash or other deposits or net worth imposed by customers or required by utility, insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8)	the issuance of Preferred Stock by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to Section 1109 and the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(9)	in the terms of any Indebtedness of any Foreign Subsidiary or any agreement pursuant to which such Indebtedness was Incurred, if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive; and

(10)	in any other agreement governing Indebtedness of the Company or any Guarantor of the Company that is permitted to be Incurred by Section 1109; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the Indenture or the Credit Agreement as it exists on the Issue Date.

Section 1109.	Incurrence of Indebtedness.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Indebtedness or Disqualified Stock, and any Guarantor may issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness or Disqualified Stock is Incurred or Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness, Disqualified Stock or Preferred Stock had been Incurred or issued at the beginning of such four-quarter period.
     The first paragraph of this Section 1109 will not prohibit the Incurrence of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)	the Incurrence by the Company or any Guarantor of Indebtedness under one or more Credit Facilities, provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (1) and then outstanding does not exceed the greater of (a) $250.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the

Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 1110 or (b) $150.0 million plus 20% of the Consolidated Net Assets of the Company;
(2)	the Incurrence of Existing Indebtedness;

(3)	the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued on the Issue Date;

(4)	the Incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings, construction loans or purchase money obligations for property acquired in the ordinary course of business, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used by the Company or any such Guarantor, in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4) and then outstanding, not to exceed the greater of (a) $35.0 million or (b) 7.5% of the Company’s Consolidated Net Assets;

(5)	the Incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clause (2), (3), (4) or (5) of this paragraph;

(6)	the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:
(a)	if the Company or any Guarantor is the obligor on such Indebtedness and the payee is neither the Company nor a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b)	Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(c)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)	the Guarantee (a) by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor or (b) by any Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, in each case that was permitted to be Incurred by another provision of this covenant;

(8)	the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9)	the Incurrence by any Foreign Subsidiary of Indebtedness in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (9) and then outstanding, not to exceed the greater of (a) $25.0 million or (b) 40% of the Consolidated Net Assets of any such Foreign Subsidiaries;

(10)	the Incurrence of Other Permitted Debt;

(11)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with a transaction meeting either one of the financial tests set forth in clause (3) of Section 901; or

(12)	the Incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (12) and then outstanding, not to exceed the greater of (a) $25.0 million or (b) 5% of the Consolidated Net Assets of the Company.
     For purposes of determining compliance with this Section 1109, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be Incurred pursuant to the first paragraph of this Section 1109, the Company shall be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 1109. In addition, any Indebtedness originally classified as Incurred pursuant to clauses (1) through (12) above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt discussed above.
     For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 1110.	Asset Sales.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:
(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Company or such Restricted Subsidiary from further liability therefor;

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the Asset Sale (to the extent of the cash received in that conversion); and
(c)	any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregated Fair Market Value, taken together with all other Designated Non-Cash consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 5.0% of the Company’s Consolidated Net Assets as of the date or receipt of such Designated Non-Cash Consideration and (y) $25.0 million (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
     Within 540 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:
(1)	to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2)	to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 90 days after the date of such binding agreement and (y) if such purchase is not consummated, within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)).
     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.
     On the 541st day after an Asset Sale or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred to as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased using the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash.
     The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $20.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $20.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, Excess Proceeds subject to such Asset Sale and still held by the Company will no longer be deemed to be Excess Proceeds.
     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Section 1111.	Transactions with Affiliates.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an“Affiliate Transaction”), unless:
(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

(2)	the Company delivers to the Trustee:
(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant, and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing; provided, however, that no such opinion will be required with respect to an Affiliate Transaction or series of related Affiliate Transactions with a Joint Venture between the Company or any Restricted Subsidiary, on the one hand, and an unrelated third Person, on the other hand, where such unrelated third Person owns Voting Stock in such Joint Venture at least equal to that owned by the Company or any of its Restricted Subsidiaries.
     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant transactions between or among the Company and/or its Restricted Subsidiaries;

(2)	payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company;

(3)	Restricted Payments that are permitted by Section 1107, including, without limitation, payments included in the definition of “Permitted Investments”;

(4)	any sale of Equity Interests (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries;

(5)	the receipt by the Company of any capital contribution from its shareholders;

(6)	transactions pursuant to agreements or arrangements in effect on the Issue Date and described in this prospectus supplement, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified or supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries in any material respect than the original agreements or arrangements in existence on the Issue Date;

(7)	transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;

(8)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and
(9)	any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, .ntered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by the Board of Directors of the Company.

Section 1112.	Liens.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the Note Guarantees, prior or senior thereto, with the same relative priority as the Notes or the Note Guarantees, as applicable, will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Section 1113.	Business Activities.
     The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 1114.	Offer to Repurchase upon a Change of Control.
     If a Change of Control occurs and the Company has not previously or concurrently exercised its right to redeem all of the outstanding Notes under Section 1203, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant payment date. No later than 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the outstanding Notes under Section 1203, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.
     A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
     On the Change of Control Payment Date, the Company shall, to the extent lawful:
(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
     The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
     The Company shall publicly announce the results of the change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     Prior to complying with the provisions of this Section 1114, but in any event no later than 30 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant.
     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
     If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described in this Section 1114, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described this Section 1114, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption.

Section 1115.	Limitation on Senior Subordinated Debt.
     The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Debt of the Company unless it ranks pari passu or subordinate in right of payment to the Notes. No Guarantor shall Incur any Indebtedness that is subordinate in right of payment to the Senior Debt of such Guarantor unless it ranks pari passu or subordinate in right of payment to such Guarantor’s Note Guarantee. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by reason of Liens or Guarantees arising or created in respect of such other Indebtedness of the Company or any Guarantor or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 1116.	Designation of Restricted and Unrestricted Subsidiaries.
     The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:
(1)	the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 1107;

(2)	the Subsidiary being so designated:
(a)	except as permitted by Section 1111, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
(b)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and
(3)	no Default or Event of Default would be in existence following such designation.
     Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements and such failure continues for a period of 30 days, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Company will be in default under the Indenture.
     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
(1)	such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 1109;

(2)	all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under Section 1107;

(3)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 1112; and

(4)	no Default or Event of Default would be in existence following such designation. Guarantees.

Section 1117.	Payments for Consent.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 1118.	Guarantees.
     If the Company or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Subsidiary (other than an Immaterial Subsidiary or a Foreign Subsidiary) on or after the Issue Date, then that newly acquired or created Wholly-Owned Subsidiary must become a Guarantor of the Notes by executing a supplemental indenture and delivering it to the Trustee within 30 days of such acquisition or creation.
     In addition, (a) any Immaterial Subsidiary that no longer meets the definition of Immaterial Subsidiary, and

(b) any other Restricted Subsidiary of the Company (including any Immaterial Subsidiary and any Foreign Subsidiary) that Guarantees any other Indebtedness of the Company or any Guarantor, must become a Guarantor of the Notes in the same manner within 30 days, if it is not already a Guarantor at such time.
ARTICLE TWELVE
REDEMPTION OF NOTES

Section 1201.	Applicability of Article.
     The Notes shall be redeemable at the election of the Company in accordance with their terms and in accordance with this Article.

Section 1202.	Election to Redeem; Notice to Trustee.
     In case of any redemption of less than all Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in the Indenture, the Company shall furnish the Trustee, prior to giving notice of such redemption, with an Officers’ Certificate evidencing compliance with such restriction.

Section 1203.	Optional Redemption.
     (a) Except as set forth in paragraphs 1203(b), (c) and (d) below, the Company shall not have the option to redeem the Notes prior to September 1, 2014. On or after September 1, 2014, at any time or from time to time, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	104.125%
2015	102.063%
2016	100.000%
     (b) At any time prior to September 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that
(1)	at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

(2)	the redemption must occur within 90 days of the date of the closing of such Equity Offering.
     (c) At any time prior to September 1, 2014, the Company may redeem all or a part of the Notes at a redemption price equal to the sum of (1) 100% of the principal amount thereof, plus (2) the Applicable Premium as of the date of redemption, plus accrued and unpaid interest, if any, to the date of redemption.
     (d) The Notes may be redeemed, as a whole, following certain Change of Control Offers pursuant to Section 1114, at the Redemption Price and subject to the conditions set forth in such Section.

Section 1204.	Selection by Trustee of Notes to Be Redeemed.
     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)	if the Notes are listed on any national securities exchange, in compliance with the requirements of such national securities exchange; or

(2)	if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate.
     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not in an amount of $2,000 or integral multiples in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 1205.	Notice of Redemption.
     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.
     The notice shall identify the Notes to be redeemed and shall state:
(1)	the redemption date;

(2)	the redemption price;

(3)	if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(4)	the name and address of the Paying Agent;

(5)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(6)	that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)	the paragraph of the Notes and/or Section of the Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided above. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 1206.	Deposit of Redemption Price.
     Not later than 11:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

Section 1207.	Notes Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 1203.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.
     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 1208.	Notes Redeemed in Part.
     Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.
ARTICLE THIRTEEN
SUBORDINATION OF NOTES

Section 1301.	Agreement to Subordinate.
     The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Thirteen, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, including Senior Debt of the Company Incurred after the date hereof.

Section 1302.	Liquidation; Dissolution; Bankruptcy.
     The holders of Senior Debt of the Company will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of the Company) before the Holders of Notes are entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trusts pursuant to Article Five and Article Sixteen), in the event of any distribution to creditors of the Company in connection with:
(1)	any liquidation or dissolution of the Company;

(2)	any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3)	any assignment for the benefit of creditors; or

(4)	any marshaling of the Company’s assets and liabilities.

Section 1303.	Agreement to Subordinate.
     The Company shall not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trusts pursuant Article Five and Article Sixteen) if:

(1)	a default (a “payment default on Designated Senior Debt”) in the payment of principal, premium or interest on Designated Senior Debt of the Company occurs and is continuing; or

(2)	any other default (a “nonpayment default”) occurs and is continuing on any series of Designated Senior Debt of the Company that permits holders of that series of Designated Senior Debt of the Company to accelerate its maturity, and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from a representative of the holders of such Designated Senior Debt.
     Payments on the Notes may and shall be resumed:
(1)	in the case of a payment default on Designated Senior Debt of the Company, upon the date on which such default is cured or waived; and

(2)	in case of a nonpayment default on Designated Senior Debt of the Company, the earliest of (x) the date on which such default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received and (z) the date the Trustee receives notice from the representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless, in each case, the maturity of such Designated Senior Debt of the Company has been accelerated.
     No new Payment Blockage Notice may be delivered unless and until:
(1)	Ç60 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal, interest and premium, if any, on the Notes that have come due have been paid in full in cash or Cash Equivalents.
     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.
     If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trusts pursuant to Article Five and Article Sixteen) when:
(1)	the payment is prohibited by the subordination provisions of the Indenture; and

(2)	the Trustee or the Holder has actual knowledge that the payment is prohibited (provided that such actual knowledge will not be required in the case of any payment default on Designated Senior Debt), the Trustee or the Holder, as the case may be, will hold such payment in trust for the benefit of the holders of Senior Debt of the Company. Upon the proper written request of the holders of Senior Debt of the Company or, if there is any payment default on any Designated Senior Debt, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt of the Company or their proper representative.

Section 1304.	Acceleration of Securities.
     If payment of the Notes is accelerated because of an Event of Default, the Company and the Trustee shall promptly notify the holders of Senior Debt of the Company of the acceleration.

Section 1305.	When Distribution Must Be Paid Over.
     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (except in Permitted Junior Securities or from the trust pursuant to Article Five and Article Sixteen) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article Thirteen, such payment shall be held by the Trustee or such Holder, as applicable, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Debt of the Company as their interests may appear or their Representative under the Indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.
     With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article Thirteen, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 1306.	Notice by the Company.
     The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Thirteen, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company as provided in this Article Thirteen.

Section 1307.	Subrogation.
     After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of such Senior Debt. A distribution made under this Article Thirteen to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 1308.	Relative Rights.
     This Article Thirteen defines the relative rights of Holders of Notes and holders of Senior Debt of the Company. Nothing in the Indenture shall:
(1)	impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to make payments on the Notes in accordance with the terms under the Notes and the Indenture;

(2)	affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or

(3)	prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to receive distributions and payments otherwise payable to Holders of Notes.
     If the Company fails because of this Article Thirteen to make a payment on the Notes in accordance with the terms under the Notes and the Indenture, the failure is still a Default or Event of Default.

Section 1309.	Subordination May Not Be Impaired by the Company.
     No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with the Indenture.

Section 1310.	Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice is to be given to holders of Senior Debt of the Company,

the distribution may be made and the notice may be given to their Representative (if any).
     Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

Section 1311.	Rights of Trustee and Paying Agent.
     Notwithstanding this Article Thirteen or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Thirteen. Only the Company or a Representative may give the notice. Nothing in this Article Thirteen shall impair the claims of, or payments to, the Trustee under or pursuant to Section 707.
     The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
     Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 701, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.
     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Thirteen or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Thirteen and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 1312.	Authorization to Effect Subordination.
     Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Thirteen, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 609 at least 30 days before the expiration of the time to file such claim, the lenders under the Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

ARTICLE FOURTEEN
NOTE GUARANTEES

Section 1401.	Guarantee.
     Subject to this Article Fourteen, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     Each of the Guarantors hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 606, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Note Guarantees provided for herein shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Note Guarantees provided for herein, to the extent theretofore discharged, shall be reinstated in full force and effect.
     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Note Guarantees provided for herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantees provided for herein. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees provided for herein.

Section 1402.	Execution and Delivery of Notation of Note Guarantee.
     To further evidence its Note Guarantee set forth in Section 1401, each of the Guarantors hereby agrees that a notation relating to such Note Guarantee, substantially in the form attached hereto as Annex B, shall be endorsed on each Note entitled to the benefits of the Note Guarantee authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of such Guarantor, or in the case of a Guarantor that is a limited partnership, an Officer of the general partner of each Guarantor. Each of the Guarantors hereby agrees that the Note Guarantee set forth in Section 1401 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to its Note Guarantee. If any Officer of the Guarantor, or in the case of a Guarantor that is a limited partnership, any Officer of the general partner of the Guarantor, whose signature is on the Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, the Note Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in the Indenture on behalf of the Guarantors. If required by Section 1118, the Company shall cause its Subsidiaries to execute supplemental indentures to this Indenture providing for additional Note Guarantees in accordance with Section 1118 and this Article 14, to the extent applicable.

Section 1403.	Limitation on Guarantors’ Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee of such Guarantor or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee of such Guarantor. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Fourteen, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.

Section 1404.	Release of Guarantors from Guarantee.
     The Note Guarantee of a Guarantor shall be released:
(1)	in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 1110;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 1110 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale or other disposition;

(3)	if the Company properly designates a Guarantor as an Unrestricted Subsidiary under the Indenture;

(4)	upon Legal Defeasance or Covenant Defeasance as set forth in Article Sixteen or upon satisfaction and discharge of the Indenture with respect to the Notes as set forth in Article Five;

(5)	upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing; or

(6)	solely in the case of a Note Guarantee created pursuant to pursuant to clause (b) of the second paragraph of Section 1118, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 1118, except a discharge or release by or as a result of payment under such Guarantee.
     Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on, the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article Fourteen.
ARTICLE FIFTEEN
SUBORDINATION OF NOTE GUARANTEES

Section 1501.	Agreement to Subordinate.
     Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by such Guarantor’s Note Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article Fifteen to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date hereof.

Section 1502.	Liquidation, Dissolution, Bankruptcy.
     The holders of Senior Debt of a Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of such Guarantor (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of such Guarantor) before the Holders shall be entitled to receive any payment with respect to such Guarantor’s Note Guarantee (except that Holders may receive and retain (i) Equity Interests in such Guarantor and (ii) debt securities of such Guarantor that are subordinated to all Senior Debt of such Guarantor to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture), in the event of any distribution to creditors of such Guarantor in connection with:
(1)	any liquidation or dissolution of such Guarantor;

(2)	any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property;

(3)	any assignment by such Guarantor for the benefit of its creditors;

(4)	any marshaling of such Guarantor’s assets and liabilities.

Section 1503.	Default on Designated Senior Debt of Guarantor.
     None of the Guarantors shall make any payment in respect of its Note Guarantee (except in (i) Equity Interests in such Guarantor and (ii) debt securities of such Guarantor that are subordinated to all Senior Debt of such Guarantor to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture) if:
(1)	a payment default on Designated Senior Debt of such Guarantor occurs and is continuing; or

(2)	a nonpayment default occurs and is continuing on any series of Designated Senior Debt of such Guarantor that permits holders of that series of Designated Senior Debt of such Guarantor to accelerate its maturity and the Trustee receives a Payment Blockage Notice from a representative of the holders of such Designated Senior Debt.
     Payments by a Guarantor pursuant to its Note Guarantee may and shall be resumed:
(1)	in the case of a payment default on Designated Senior Debt of such Guarantor, upon the date on which such default is cured or waived; and

(2)	in case of a nonpayment default on Designated Senior Debt of such Guarantor, the earliest of (x) the date on which such default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received and (z) the date the Trustee receives notice from the representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless, in each case, the maturity of such Designated Senior Debt of such Guarantor has been accelerated.
     No new Payment Blockage Notice may be delivered unless and until:
(1)	360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal of, premium, if any, and interest on, the Notes that have come due have been paid in full in cash or Cash Equivalents.
     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

Section 1504.	Demand for Payment.
     If a demand for payment is made on a Guarantor pursuant to Article Fourteen because of an Event of Default, the Trustee shall promptly notify the holders of Senior Debt of such Guarantor (or their representatives) of such demand.

Section 1505.	When Distribution Must Be Paid Over.
     If the Trustee or any Holder receives a payment from any Guarantor in respect of its Note Guarantee (except in (i) Equity Interests in such Guarantor and (ii) debt securities of such Guarantor that are subordinated to all Senior Debt of such Guarantor to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture) when (i) the payment is prohibited by this Article Fifteen and (ii) the Trustee or the Holder has actual knowledge that the payment is prohibited (provided that such actual knowledge shall not be required in the case of any payment default on Designated Senior Debt of such Guarantor), the Trustee or the Holder, as the case may be, will hold such payment in trust for the benefit of the holders of Senior Debt of such Guarantor. Upon the proper written request of the holders of Senior Debt of such Guarantor or, if there is any payment default on Designated Senior Debt of such Guarantor, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt of such Guarantor or their proper representative.
     With respect to the holders of Senior Debt of any Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or such Guarantor or any other Person money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article Fifteen, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 1506.	Notice by the Guarantors.
     Each Guarantor shall promptly notify the Trustee and the Paying Agent in writing of any facts known to such Guarantor that would cause a payment of any Obligations with respect to its Note Guarantee to violate this Article Fifteen, but failure to give such notice shall not affect the subordination of the Note Guarantee of such Guarantor to its Senior Debt as provided in this Article Fifteen.

Section 1507.	Subrogation.
     After all Senior Debt of a Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Note Guarantees) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this Article Fifteen to the holders of Senior Debt of a Guarantor that otherwise would have been made to Holders is not, as between such Guarantor and Holders, a payment by such Guarantor on its Note Guarantee.

Section 1508.	Relative Rights.
     This Article Fifteen defines the relative rights of Holders and holders of Senior Debt of a Guarantor. Nothing in the Indenture shall:
(1)	impair, as between such Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments under its Note Guarantee in accordance with the terms under the Indenture;

(2)	affect the relative rights of Holders and creditors of such Guarantor other than their rights in relation to the holders of Senior Debt of such Guarantor; or

(3)	prevent the Trustee or any Holder from exercising its available remedies upon a default by such

Guarantor under its Note Guarantee, subject to the rights of holders and owners of Senior Debt of such Guarantor to receive distributions and payments otherwise payable to the Holders.
     If a Guarantor fails because of this Article Fifteen to make a payment under its Note Guarantee in accordance with the terms under the Indenture, the failure is still a Default or Event of Default.

Section 1509.	Subordination May Not Be Impaired by Guarantor.
     No right of any holder of Senior Debt of any Guarantor to enforce the subordination of the Note Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or any Holder or by the failure of such Guarantor or any Holder to comply with the Indenture.

Section 1510.	Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice is to be given to holders of Senior Debt of any Guarantor, the distribution may be made and the notice may be given to their Representative (if any).
     Upon any payment or distribution of assets of any Guarantor referred to in this Article Fifteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.
Section 1511. Rights of Trustee and Paying Agent.
     Notwithstanding this Article Fifteen or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on any Note Guarantee, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to such Note Guarantee to violate this Article Fifteen. Only the Company, a Guarantor or a Representative may give the notice. Nothing in this Article Fifteen shall impair the claims of, or payments to, the Trustee under or pursuant to Section 707.
     The Trustee in its individual or any other capacity may hold Senior Debt of any Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
     Upon any payment or distribution of assets of a Guarantor referred to in this Article Fifteen, the Trustee, subject to the provisions of Section 701, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.
     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to a Guarantor or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Fifteen or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Fifteen and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee

Section 1512.	Authorization to Effect Subordination.
     Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fifteen, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 609 at least 30 days before the expiration of the time to file such claim, the lenders under the Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 1513.	Reliance by Holders of Senior Debt of Guarantors on Subordination Provisions.
     Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of any Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Debt.
ARTICLE SIXTEEN
DEFEASANCE AND COVENANT DEFEASANCE

Section 1601.	Company’s Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may, at its option and at any time, elect to have Section 1602 or Section 1603 applied to the Notes, upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced in or pursuant to a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee.

Section 1602.	Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 1601 of the option applicable to this Section 1602, the Company shall, subject to the satisfaction of the conditions set forth in Section 1604, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 1605 and the other Sections of this Supplemental Indenture referred to in (1), (2), (3) and (4) below, and to have satisfied all their other obligations under such Notes, Note Guarantees and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)	the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 1605, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Notes when such payments are due;

(2)	the Company’s obligations with respect to such Notes under Article Four concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 1102;

(3)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	this Article Sixteen.
     Subject to compliance with this Article Sixteen, the Company may exercise its option under this Section 1602 notwithstanding the prior exercise of its option under Section 1603.

Section 1603.	Covenant Defeasance.
     Upon the Company’s exercise under Section 1601 of the option applicable to this Section 1603, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 1604, be released from their obligations under the covenants contained in Sections 901, 901, 1103, 1107, 1108, 1109, 1110, 1111, 1112, 1112, 1114, 1115, 1116, 1117, 1118 and 1203 on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “Covenant Defeasance”), and all obligations of the Guarantors with respect to Guarantees discharged, and the Notes and the Note Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes and Note Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 1601 of the option applicable to this Section 1603, subject to the satisfaction of the conditions set forth in Section 1604, Sections 601(3) through (8) shall not constitute Events of Default.

Section 1604.	Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to the application of either Section 1602 or 1603 to the outstanding Notes:
(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(7)	the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 1605.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
     Subject to the provisions of the first paragraph of this Section 1605, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 1604 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 1604 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article Sixteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 1604 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1604(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 1606.	Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 1602 or 1603, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1602 or 1603 and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 1602, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1602 or 1603, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     The Trustee hereby accepts the trusts in the Indenture upon the terms and conditions herein set forth.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CARDTRONICS, INC.
By:	/s/ J. Chris Brewster
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

CARDTRONICS USA, INC.
By:	/s/ J. Chris Brewster
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

CARDTRONICS HOLDINGS, LLC
By:	/s/ J. Chris Brewster
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

ATM NATIONAL, LLC
By:	/s/ J. Chris Brewster
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

ANNEX A
[Form of Face of Note]
[If a Global Note, insert the following Global Note Legend.]
[THIS NOTE IS A NOTE SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
CUSIP 14161HAE8
ISIN US14161HAE80
CARDTRONICS, INC.
8 1/4% Senior Subordinated Note due 2018

No.	$
     Cardtronics, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ , or registered assigns, the principal sum of _________ Dollars on September 1, 2018 [ if this Note is a Global Note, insert — or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto,] to pay interest thereon from August 26, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing March 1, 2011, at the rate of 8.250% per annum, until the principal hereof is paid or made available for payment, and to pay interest on any overdue principal hereof or installment of interest hereon at the same rate, to the extent lawful, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, [ if this Note is a Global Note, insert — in immediately available funds] in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, unless this Note is a Global Note, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been manually signed in the name of the Trustee referred to on the reverse hereof by an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its undersigned officer.

CARDTRONICS, INC.
By:

Trustee’s Certificate of Authentication
     This is one of the 8.250% Senior Subordinated Notes due 2018 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Dated:

[Form of Reverse of Note]
     This Note is one of a duly authorized series of senior subordinated notes of the Company (herein called the “Note”), issued under an Indenture, dated as of August 26, 2010 (the “Base Indenture”), as supplemented and amended by the First Supplemental Indenture, dated as of August 26, 2010 (the “Supplemental Indenture” and, together with the Base Indenture, herein called the “Indenture”), among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of a conflict between the provisions of this Note and the Indenture, the Indenture shall govern. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200.0 million but subject to re-opening as provided in the Supplemental Indenture.
     On and after September 1, 2014, at any time or from time to time, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014.	104.125%
2015.	102.063%
2016.	100.000%
     At any time prior to September 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that
     (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and
     (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.
     At any time prior to September 1, 2014, the Company may redeem all or part of the Notes at a redemption price equal to the sum of (1) 100% of the principal amount thereof, plus (2) the Applicable Premium as of the date of redemption, plus accrued and unpaid interest, if any, to the date of redemption. “Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (A) the present value at such date of redemption of (i) the redemption price of such Note at September 1, 2014 (such redemption price being set forth in the table above) plus (ii) all remaining required interest payments due on such Note through September 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to September 1, 2014; provided, however, that if the then remaining term of the Notes to September 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to September 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 1114 of the Indenture.
     In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note as well as certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     If an Event of Default with respect to the Notes shall occur and be continuing, the Notes may be declared (or shall automatically become) due and payable in the manner and with the effect provided in the Indenture.
     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request (and such Holders shall not have waived such Event of Default), and the Trustee shall have failed to institute any such proceeding, for 60 days as provided in the Indenture, after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture.
     Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the

Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.
     No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     The Notes and the Note Guarantees are subordinated in right of payment in the manner and to the extent set forth in the Indenture.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Notes, the Note Guarantees and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                    to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 1110 or Section 1114 of the Indenture, check the appropriate box below:

☐ Section 1110	☐ Section 1114
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1110 or Section 1114 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
     The following exchanges of a part of this Global Note for other Notes have been made:

	Amount of		Principal Amount of this	Signature of
	decrease in	Amount of increase	Global Note following	authorized signatory
Date of	Principal Amount	in Principal Amount	such decrease (or	of Trustee or
Exchange	of this Global Note	of this Global Note	increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

ANNEX B
NOTATION OF NOTE GUARANTEE
     Each of the Guarantors (which term includes any successor Person under the Indenture (as defined below)), has jointly and severally, and fully and unconditionally guaranteed, to the extent set forth in Article Fourteen of the First Supplemental Indenture dated as of August 26, 2010, by and among Cardtronics, Inc., as issuer, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Supplemental Indenture”) to the Indenture, dated as of August 26, 2010 among the Company, the Guarantors and the Trustee (the “Base Indenture” and as supplemented by the Supplemental Indenture, the “Indenture”), and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.
     The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Fourteen of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and the conditions upon which it may be released.
     The Note Guarantees are subordinated in right of payment in the manner and to the extent set forth in the Indenture. All terms used in this Notation of Note Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be duly executed.

[Name of Guarantor(s)]
By:
Name:
Title:

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ANNEX C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE GUARANTORS
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                         , 20___, among [Name of Future Guarantor(s)] (the “New Guarantor ”), a subsidiary of Cardtronics, Inc., a Delaware corporation [or its permitted successor] (the “Company ”), the existing Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee ”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors”, or individually as a “Guarantor.”
WITNESSETH
     WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of August 26, 2010, and a First Supplemental Indenture (herein so called) of even date therewith relating to the 8.250% Senior Subordinated Notes due 2018 (the “Securities”) of the Company;
     WHEREAS, Section 1118 of the First Supplemental Indenture obligates the Company to cause certain Restricted Subsidiaries to become Guarantors by executing a supplemental indenture as provided in such Section; and
     WHEREAS, pursuant to Section 1001 of the First Supplemental Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;
     NOW THEREFORE, to comply with the provisions of the First Supplemental Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the First Supplemental Indenture.
     2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Fourteen of the First Supplemental Indenture and subject to the provisions thereof. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Note Guarantees and the Indenture are expressly set forth in Article Fourteen of the First Supplemental Indenture and reference is hereby made to such Article for the precise terms of the Note Guarantees. The Note Guarantees are subordinated in right of payment in the manner and to the extent set forth in Article Fifteen of the First Supplemental Indenture.
     3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
     4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
     5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     6. RECITALS AND THE EFFECT OF THIS SUPPLEMENTAL INDENTURE. The recitals contained herein shall be taken as statements of New Guarantor, the Company and the existing Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. Except as specifically supplemented above, the Indenture, the Notes, and the Note Guarantees are and shall continue to be in full force and effect and are hereby in all respects ratified

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and confirmed.
     7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
[Signature Page Follows.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                                         , 20___

[NEW GUARANTOR]
By:
Name:
Title:

[OTHER GUARANTORS]
By:
Name:
Title:

CARDTRONICS, INC.
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

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